Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the following:

The incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form N-14 of Newtek Business Services Corp. of our report dated March 31, 2014, relating to our audit of the consolidated financial statements of Newtek Business Services, Inc., which appear in the Annual Report on Form 10-K of Newtek Business Services, Inc. for the year ended December 31, 2013.

The use in this Pre-Effective Amendment No. 1 to Registration Statement on Form N-14 of Newtek Business Services Corp. of our reports dated August 27, 2014 relating to our audits of the special purpose schedule of investments as of March 31, 2014 and the statement of assets and liabilities as of March 31, 2014 appearing in the Prospectus, which is part of this Registration Statement.

The use in this Pre-Effective Amendment No. 1 to Registration Statement on Form N-14 of Newtek Business Services Corp. of our report dated March 31, 2014 relating to the Senior Securities table appearing in the Prospectus, which is part of this Registration Statement.

The reference to our Firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus, which is part of this Registration Statement.

McGladrey LLP

New York, New York

August 27, 2014